UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and supplements Item 9.01 of the Current Report on Form 8-K filed by Endologix, Inc. (the “Company”) on December 14, 2010 to include the financial statements and pro forma financial information required by parts (a) and (b) of Item 9.01 of Form 8-K that were not available at the time of the filing of the initial report. Such financial statements and pro forma financial information are required as a result of the Company’s December 10, 2010 acquisition of Nellix, Inc. (“Nellix”) by a merger of Nepal Acquisition Corporation, a wholly-owned subsidiary of the Company, with and into Nellix pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of October 27, 2010, by and among the Company, Nellix and the other parties named therein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

1.	Nellix, Inc.

Balance Sheets as of December 31, 2009 and September 30, 2010 (unaudited).

Statements of Operations for the three months and nine months ended September 30, 2010 and 2009 (unaudited).

Statements of Cash Flows for the nine months ended September 30, 2010 and 2009 (unaudited).

Notes to Condensed Financial Statements.

2.	Nellix, Inc.

Independent Auditor’s Report.

Balance Sheets as of December 31, 2009 and 2008.

Statements of Operations for the years ended December 31, 2009 and 2008 and for the period from March 20, 2001 (date of inception) to December 31, 2009.

Statements of Changes in Stockholders’ Equity for the years ended December 31, 2009 and 2008 and for the period from March 20, 2001 (date of inception) to December 31, 2009.

Statements of Cash Flows for the years ended December 31, 2009 and 2008 and for the period from March 20, 2001 (date of inception) to December 31, 2009.

Notes to Financial Statements

(b)	Pro Forma Information.

Introduction to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of September 30, 2010.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the year ended December 31, 2009.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the nine months ended September 30, 2010.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

(d)	Exhibits

23.1	Consent of Berger Lewis Accountancy Corporation, independent accountants.

NELLIX, INC.

(A Development Stage Company)

BALANCE SHEETS

December 31, 2009 and September 30, 2010 (unaudited)

	December 31, 2009	September 30, 2010

ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$4,982,432	$1,219,184
Restricted Cash	120,000	120,000
Prepaid Expenses	75,737	249,202
Other Assets	20,458	83,498

Total Current Assets	5,198,627	1,671,884

PROPERTY AND EQUIPMENT, NET	979,388	810,854

OTHER ASSETS:
Long Term Deposits	30,017	30,017
Intangible Asset, Net	85,000	70,000

Total Other Assets	115,017	100,017

TOTAL ASSETS	$6,293,032	$2,582,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Notes Payable	$5,024,276	$10,676,347
Capital Lease	2,695	910
Accounts Payable	886,085	413,250
Accrued Interest	142,815	689,046
Accrued Expenses	627,862	1,006,045

Total Current Liabilities	6,683,733	12,785,598

LONG-TERM LIABILITIES, NET OF CURRENT PORTION:
Notes Payable	1,683,788	—
Capital Lease	4,187	4,282
Deferred Rent	35,359	27,664

Total Long-Term Liabilities, Net of Current Portion	1,723,334	31,946

Total Liabilities	8,407,067	12,817,544

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stocks: 56,933,711 Shares and Authorized: 55,096,561 and 55,096,561 Shares Issued and Outstanding, Respectively	26,644,252	26,644,252
Common Stocks: Par Value $0.001; 85,000,000 Shares Authorized; 8,248,858 and 8,312,283 Shares Issued and Outstanding, Respectively	253,550	277,810
Additional Paid in Capital	1,051,432	3,412,387
(Deficit Accumulated) During the Development Stage	(30,063,269)	(40,569,240)

Total Stockholders’ Equity (Deficit)	(2,114,035)	(10,234,789)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,293,032	$2,582,755

The Accompanying Notes are an Integral Part of these Financial Statements

NELLIX, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

Three Months and Nine Months Ended September 30, 2010 and 2009 (unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2010	2009	2010	2009
Operating expenses:
Salary and Wages	$3,477,445	$3,707,260	$1,299,636	$1,198,464
Development Expenses	2,297,783	2,440,634	607,526	901,741
Professional Services	573,848	557,921	274,778	163,436
Depreciation	323,572	276,341	108,528	93,647
Travel & Lodging	217,940	259,604	74,540	59,860
Rent	178,873	187,778	60,292	72,141
Marketing & Selling Expenses	40,247	73,487	8,166	49,195
Repairs and Maintenance	123,861	116,540	34,529	38,973
Shipping and Delivery	40,045	74,773	13,230	32,710
Insurance	40,125	73,796	17,962	22,761
Utilities	28,877	26,110	11,733	7,785
Taxes & Licenses	50,754	21,324	12,483	22,663
Office Expenses	28,873	26,110	7,035	7,934
Membership Dues	12,260	7,306	920	2,560
Equipment Maintenance and Rent	7,797	7,811	2,904	3,340

Total Operating Expenses	7,442,300	7,856,795	2,534,262	2,677,210

Other income (expense):
Interest Income	726	12,787	260	2,052
Other Income	298	6,387	—	15
(Loss) on Disposal of Fixed Assets	—	(1,158)	—	(1,158)
Interest Expense	(1,033,728)	(515,521)	(481,843)	(175,559)
Interest Expense Warrants and Beneficial Conversion	(2,030,167)	(178,585)	(910,053)	(93,127)

Total Other Expense	(3,062,871)	(676,090)	(1,391,636)	(267,777)

Loss Before Provision for Income Taxes	(10,505,171)	(8,532,885)	(3,925,898)	(2,944,987)
Provision for Income Taxes	800	800	—	—

Net Loss	$(10,505,971)	$(8,533,685)	$(3,925,898)	$(2,944,987)

The Accompanying Notes are an Integral Part of these Financial Statements

NELLIX, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2010 and 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(10,505,970)	$(8,533,864)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:
Depreciation and Amortization	323,572	276,341
Stock Based Compensation	21,722	27,555
Beneficial Conversion Feature	1,086,040	—
Interest Expense from Issuance of Warrants	1,274,916	228,255
Loss on Disposal of Fixed Assets	—	1,158
(Increase) Decrease in Assets:
Prepaid Expenses	(173,465)	(1,008)
Deposits	(63,040)	(17,574)
Increase (Decrease) in Liabilities:
Accounts Payable	(472,835)	173,572
Accrued Liabilities	378,183	688,792
Accrued Interest	546,231	(68,747)
Accrued Rent	(7,695)	(3,663)

Net Cash Used by Operating Activities	(7,592,341)	(7,229,183)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment	(140,037)	(135,390)
Purchase of Intangible Asset	—	(100,000)

Net Cash Used by Investing Activities	(140,037)	(235,390)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Common Stock	2,537	33,926
Proceeds from Loans	8,273,962	3,000,000
Payments on Loans	(4,305,679)	(1,889,491)
Payments on Capital Lease	(1,690)	(1,838)
Fees Related to Issuance of Preferred Stock	—	2,881

Net Cash Provided by Financing Activities	3,969,130	1,145,478

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,763,248)	(6,319,095)
CASH AND CASH EQUIVALENTS, Beginning of Period	4,982,432	14,243,574

CASH AND CASH EQUIVALENTS, End of Period	$1,219,184	$7,924,479

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash Paid for Income Taxes	$800	$800

Cash Paid for Interest	$440,269	$569,621

The Accompanying Notes are an Integral Part of these Financial Statements

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1 — GENERAL INFORMATION:

Business Activity — Nellix, Inc. (the “Company”), is a Delaware corporation located in Palo Alto, California. The Company is addressing a large patient population with difficult to cure aneurysms in the aorta. The solution being developed provides a revolutionary polymer based endograft insertable into and sealing the aneurysm providing protection from rupture. The technology provides a distinct advantage over current therapies.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Accounting — The financial statements of the Company have been prepared on the accrual basis of accounting and have been prepared in accordance with generally accepted accounting principles. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair statement of the results of the periods presented have been included.

Interim Financial Statements — The financial statements, footnotes and any matters referred to for the three month and nine month periods ending September 30, 2010 and 2009 are unaudited. They are, in the opinion of management, using generally accepted accounting principles as deemed appropriate. As such, the interim financial information should be read in conjunction with the audited Financial Statements for the years ending December 31, 2009 and 2008. Interim results are not necessarily indicative of results expected in future periods.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents — Cash and cash equivalents include highly liquid investments and investments with a maturity of three months or less. The Company invests its excess cash in money market funds which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes it is not exposed to any significant risk on cash accounts.

Property and Equipment — Property and equipment are stated at cost. Property and equipment having a useful life of more than one year and a cost greater than $1,000 are capitalized. Maintenance and repairs are expensed as incurred. Property and equipment are being depreciated or amortized utilizing the straight line method over various estimated useful lives for financial reporting purposes.

Accrued Personal Time Off — Personal time off is accrued for full time employees. Accrued personal time off represents amounts earned, but not taken as of December 31, 2009 and 2008. The accrued personal time off balance as of December 31, 2009 and September 30, 2010 was $107,557 and $159,925, respectively, and is included in accrued expenses.

Income Taxes — Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the depreciation of property and equipment and net operating loss carryovers for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for research tax credits that are available to offset future income taxes.

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

Stock Based Compensation — The Company adopted ASC 718 10 (formerly Statement of Financial Accounting Standards (SFAS) No. 123 (Revised 2004), Share Based Payment (Statement 123(R))), which requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award.

ASC 718 10 established accounting and disclosure requirements using a grant date fair value based method of accounting for share based employee compensation plans. The compensation cost is recognized by the Company over the employee’s requisite service period (vesting period).

The fair value of each option award is estimated on the date of grant using a Black Scholes option pricing model that uses assumptions noted in the following table. The Company is unable to reasonably estimate the expected volatility of the Company’s share price, therefore, the expected volatility is based on the historical volatility of the Company’s industry sector index. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

The fair value of each option is estimated on the date of grant using the Black Scholes option pricing model with the following weighted average assumptions for the nine months ended September 30,:

	2010	2009
Expected Volatility	51.0%	51.0%
Risk Free Interest Rate	2.80%	2.80%
Expected Life of an Option	5	5
Expected Dividends	—	—

Stock, stock options, and warrants for stock issued to nonemployees are accounted for at fair value in accordance with the provisions of ASC 718 10 and Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services. Stock based awards to nonemployees not immediately vested are subject to periodic revaluation over the vesting terms.

NOTE 3 — RESTRICTED CASH:

During 2005, the Company purchased a revolving certificate of deposit from Silicon Valley Bank under an agreement with the bank in favor of a credit card company, pursuant to the terms of the credit agreement. The certificate of deposit, in the amount of $120,000, is on automatic renewal every 30 days. The amount is classified as restricted cash on the balance sheet at December 31, 2009 and September 30, 2010.

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

NOTE 4 — PROPERTY AND EQUIPMENT:

The cost and related accumulated depreciation of the property and equipment as of December 31, 2009 and September 30, 2010 was as follows:

	December 31, 2009	September 30, 2010
Testing and Demo Equipment	$1,355,833	$1,410,091
Computer Equipment and Software	153,488	166,938
Molds	142,943	57,311
Furniture and Fixture	69,463	69,463
Leasehold Improvement	45,561	203,522

	1,767,288	1,907,325
Accumulated Depreciation	(787,900)	(1,096,471)

Property and Equipment, Net	$979,388	$810,854

Depreciation expense for the three months ended September 30, 2010 and 2009 was $103,528, and $93,647, respectively. Depreciation expense for the nine months ended September 30, 2010 and 2009 was $308,572, and $281,115, respectively.

NOTE 5 — CAPITAL LEASE:

On March 12, 2007 the Company entered into a capital lease for an office copier with Xerox Corporation. The lease term is for 60 months with a fair market value buy out option at the end of the lease. The monthly principal and interest payments equal $266.92. The cost and accumulated depreciation of the asset acquired under the capital lease as of December 31, 2009 and September 30, 2010 was as follows:

	December 31, 2009	September 30, 2010
Office Equipment	$13,102	$13,102
Office Equipment — Accumulated Depreciation	(6,333)	(8,298)

	$6,769	$4,804

Future minimum lease payments under the capital lease are as follows:

Year Ending December 31:
2010	$801
2011	3,203
2012	1,602
2013	—

Total Future Minimum Lease Payments	5,606
Less Amount Representing Interest at a Rate of 9.0%	(414)

Present Value of Future Minimum Lease Payments	5,192
Less Current Portion	(910)

$4,282

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

NOTE 6 — LONG TERM DEBT:

On July 23, 2008 the Company entered into lending agreement with Venture Lending & Leasing V, Inc. The initial amount available for lending is $6,000,000 which might be increased to a total of $16,000,000 upon meeting certain requirements related to Series D fund raising. The proceeds may be used to fund further growth of the Company, no restrictions on use. The terms are interest only payments through December 31, 2008 bearing interest at 1% per month. Thereafter the loan converts to 30 monthly principal and interest payments bearing interest at an annual rate of 9.75%. A final principal payment is due at a rate of 5.345% of the total funded amount. In connection of issuance of debt, the Company granted warrants to purchase Series C shares equal to 3.5% of the commitment, plus 7.5% of amount of debt funded. The fair value of these warrants amounting to $188,147 was recorded as a deferred issuance cost and was included as a discount on debt. The deferred issuance cost will be amortized over the life of the loan.

On July 23, 2008 the Company entered into an equipment line of credit for $1,100,000 of which $100,000 may be used to cover soft costs. The term of the loan is 36 months principal and interest payments, bearing interest at an annual rate of 9.75%. A final principal payment is due at a rate of 4.7% of the total funded amount for hard costs and a rate of 3.7% for soft costs. In connection of issuance of debt, the Company granted warrants to purchase Series C shares equal to 3.5% of the commitment, plus 2% of amount of debt funded. The fair value of these warrants amounting to $34,494 was recorded as a deferred issuance cost and was included as a discount on debt. Deferred issuance cost is being amortized over the life of the loan.

On September 28, 2009 the Company entered into a bridge loan subordinated secured convertible promissory note with Essex Woodlands Health Ventures VII, L.P (together with its affiliates entities as Essex may determine “Essex”), and certain existing investors. The initial amount available for lending is $6,000,000. The terms are all unpaid principal, together with an unpaid and accrued interest of 10% per annum are due and payable on August 31, 2010. In connection of issuance of debt, the Company granted warrants to purchase Series C 3 Preferred shares equal to 15% of the amount borrowed. It was determined that beneficial conversion existed at date of issuance. This resulted in an estimated fair value of $385,910, which has been capitalized as a deferred finance cost included as a discount on debt and is being amortized over the promissory note life of 11 months. During the year ended December 31, 2009, $107,643 was amortized to interest expense in connection with beneficial conversion. The fair value of the warrants amounting to $442,881 was recorded as a deferred issuance cost and was included as a discount on debt and being amortized over the life of the loan.

During 2010 the Company entered into various bridge loan subordinated secured convertible promissory notes with Essex Woodlands Health Ventures VII, L.P (together with its affiliates entities as Essex may determine “Essex”), and certain existing investors. The total amount of the various bridge loans totaled $8,694,765. The terms are all unpaid principal, together with an unpaid and accrued interest of 10% per annum due and payable on or before maturity date of December 31, 2010. In connection with the issuance of debt, the Company granted warrants to purchase Series C 3 Preferred shares equal to 15% of the amount borrowed. It was determined, that beneficial conversion existed at date of issuance. This resulted in an estimated fair value of $1,099,332, which has been capitalized as a deferred finance cost included as a discount on debt and is being amortized over the promissory note life ranging from 7 to 11 months. During the period ended September 30, 2010, $347,143 was amortized to interest expense in connection with beneficial conversion. The fair value of the warrants amounting to $1,261,623 was recorded as a deferred issuance cost and was included as a discount on debt and being amortized over the life of the loan.

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

The entire balance of notes payable are scheduled to mature in 2010.

NOTE 7 — CONVERTIBLE PREFERRED STOCK:

The Company as of September 30, 2010 is authorized to issue 591,691 shares of Series A, 9,004,080 shares of Series B, 23,634,989 shares of Series C 1, 12,792,536 shares of Series C 2, and 10,910,475 shares of Series C 3. Preferred Stock, respectively, of which 591,691, 8,957,770, 23,044,241, 11,592,384, and 10,910,475 shares are issued and outstanding as of December 31, 2009 and September 30, 2010.

A Funding — On October 30, 2001, the Company sold 591,691 shares at $.03 per share for proceeds totaling $177,507.

Series B Funding — On August 24, 2005, the Company sold 8,957,770 shares at $.36 per share for proceeds totaling $3,224,803.

Series C-1 Funding — On November 22, 2006, the Company sold 23,044,241 shares at $.4871 per share for proceeds totaling $11,020,755

Series C-2 Funding — On February 29, 2008, the Company sold 11,592,384 shares at $.54993 per share for proceeds totaling $6,375,318.

Series C-3 Funding — On October 31, 2008, the Company sold 10,766,822 shares at $.54993 per share for proceeds totaling $5,920,999.

The rights, preferences and privileges of the convertible preferred stock (the “Preferred Stock”) are as follows:

Dividends — Holders of Preferred Stock shall be entitled to receive dividends when and if declared by the Company’s Board of Directors. The right to receive dividends on shares of Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year. Dividends to Preferred Stock, if any, shall be paid prior to payment of any dividends on the Common Stock. Thereafter, Holders of Preferred Stock shall participate pro rata with the Common Stock.

Liquidation Preference — Holders of Preferred Stock shall be entitled to receive a liquidation preference prior to any payment on the Common Stock. Series A Preferred shall receive $.30 per share, Series B Preferred shall receive $.36, Series C-1 shall receive $.54993 per share, Series C-2 shall receive $.54993, and Series C-3 shall receive $.54993 before any Common Stock holders. Thereafter, the remaining assets of the Company, if any, shall be distributed to the holders of Preferred Stock and the holders of Common Stock on a pro rata as converted basis. An acquisition of the Company or a disposition of substantially all its assets shall be treated as a liquidation.

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

Voting — Holders of Preferred Stock shall vote with the Common Stock on an as converted basis and have other certain separate protective provision voting rights as defined in the Company’s amended and restated Certificate of Incorporation.

Conversion and Anti-Dilution — The Preferred Stock shall be convertible into Common Stock on a one for one basis (subject to anti dilution adjustments) at the option of the holder at any time. The Preferred Stock shall automatically convert into Common Stock upon (i) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, at a offering price not less than $1.91 and raising at least $25 million.

Right of First Offer and Co- Sale — The Company grants to each significant holder the right of first offer to purchase its pro rata share of new securities. A significant holder pro rata share, for purposes of this right of first offer, is equal to the ratio of the number of shares owned by such significant holder immediately prior to the issuance of new securities.

Restricted Shares — The investors acknowledges that the shares must be held indefinitely unless subsequently registered under the securities act. The Company has no present intention of registering the shares.

NOTE 8 — STOCK OPTION PLAN AND WARRANTS:

The Company’s Stock Plan (the Plan) was adopted by the Company’s Board of Directors during 2001, and amended on November 21, 2006. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide incentive to employees, directors and consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options (“ISOs”) or Nonstatutory Stock Options (“NSOs”), as determined by the Plan administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

The aggregate number of shares that may be issued pursuant to options under the original Stock Plan was 11,534,374 shares. Options under the Plan may be granted for periods of up to ten years, unless optionee at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company, the term of the option shall be 5 years from date of grant. The exercise price for grants to optionee with less than 10% ownership of all classes of stocks shall equal no less than 100% of the fair market value of the shares on the date of grant. For optionee owning more than 10% of the voting power of all classes of stock, the exercise price shall equal no less than 110% of the fair market value per share on the date of grant. Grants to any other service provider shall have a exercise price equal to 85% of the fair market value per share.

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

To date, ISO’s and NSO’s have been issued and may be exercised at any time after the date of grant for all or any part of the shares subject to the option agreement, except for officers, directors, and consultants. Officers, directors, and consultants, shall exercise options at a rate of no less than 20% per year over 5 years from the date the options are granted. The options vest, as described in the option agreements, over different periods of time which vary from one month to forty eight months; or are vested subject to the achievement of various milestones. A portion of the shares subject to the options vest on the vesting commencement date, which is usually the grant date of the options, and a prorated portion of the options vest each month thereafter, subject to the optionee continuing to be a service provider on such dates. Until the options vest the shares acquired are considered restricted shares and are subject to the Company’s right to repurchase. If the right to repurchase is exercised, the Company shall pay the optionee an amount equal to the exercise price for each of the the restricted shares being purchased.

	Outstanding Shares
	Shares Available for Grant	Number of Shares	Weighted Average Exercise Price
Balance at December 31, 2008	1,776,871	8,915,393	$0.04
Granted	(1,554,319)	1,554,319	$0.05
Exercised	—	(2,584,798)	$0.04
Canceled	632,947	(632,947)	$0.04

Balance at December 31, 2009	855,499	7,251,967	$0.04

Granted	—	—	$0.04
Exercised	—	(63,437)	$0.04
Canceled	168,522	(168,522)	$0.04

Balance at September 30, 2010	1,024,021	7,020,008	$0.04

The following table provides certain information with respect to stock options outstanding and those exercisable at September 30, 2010.

Weighted Average Exercise Price	Stock Options Outstanding	Weighted Average Remaining Contractual Life	Stock Options Exercisable
$0.03	10,000	3.0	10,000
$0.04	5,516,789	7.9	3,107,670
$0.05	1,493,219	9.4	345,918

The Company stock plan provides for acceleration of exercisable of the options upon the occurrence of certain events relating to change of control of the Company.

Total stock based compensation for the three months ended September 30, 2010 and 2009 was $7,143 and $9,003, respectively. Total stock based compensation for the nine months ended September 30, 2010 and 2009 was $21,722 and $27,555, respectively.

Warrants

In connection with the 7,100,000 equipment financing agreement entered into on July 23, 2008 a warrant to purchase 1,200,152 series C 3 preferred shares at an exercise price of $.5499 was issued to the lender. This warrant is outstanding and exercisable at December 31, 2009 and expires in 10 years. The Company valued the

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

warrant using Black Scholes option pricing model on the grant date, applying an expected life of 2.5 years, risk free rate of 2.80%, an expected dividend yield of zero percent, volatility of 51% and a value of Preferred Stock at $.5499 per share. This resulted in an estimated fair value of $222,641, which has been capitalized as a deferred finance cost and is being amortized over the loan period of 2.5 years. During the nine months ended September 30, 2010, $68,404 was amortized to interest expense.

In connection with the $6,000,000 subordinated secured convertible promissory note entered into on September 28, 2009 a warrant to purchase 818,285 series C 3 preferred shares at an exercise price of $.01 was issued to the lender. This warrant is outstanding and exercisable at December 31, 2009 and expires in 5 years. The Company valued the warrant using Black Scholes option pricing model on the grant date, applying an expected life of 5 years, risk free rate of 2.80%, an expected dividend yield of zero percent, volatility of 51% and a value of Preferred Stock at $.5499 per share. This resulted in an estimated fair value of $442,881, which has been capitalized as a deferred finance cost and is being amortized over the loan period of 11 months. During the nine months ended September 30, 2009, $442,881 was amortized to interest expense.

In connection with the $8,546,015 subordinated secured convertible promissory note entered into on various dates during 2010 a warrant to purchase 2,331,029 series C 3 preferred shares at an exercise price of $.01 was issued to the lender. This warrant is outstanding and exercisable at September 30, 2010 and expires in 5 years. The Company valued the warrant using Black Scholes option pricing model on the grant date, applying an expected life of 5 years, risk free rate of 2.80%, an expected dividend yield of zero percent, volatility of 51% and a value of Preferred Stock at $.5499 per share. This resulted in an estimated fair value of $995,894, which has been capitalized as a deferred finance cost and is being amortized over the loan periods that range from 7 to 11 months. During the nine months ended September 30, 2010, $728,984 was amortized to interest expense.

The allocated fair value of the warrants was recorded as additional paid in capital.

NOTE 9 — OPERATING LEASE COMMITMENTS AND DEFERRED RENT OBLIGATIONS:

The Company leased 7,467 square feet of office space located at 2465B Faber Place, Palo Alto, California under an operating lease that required monthly base rent payments, plus utilities, and triple net expense. The lease expires April 14, 2012. The lease agreement requires the Company to purchase $2,000,000 commercial general liability and property damage insurance policy.

Rent expenses under the lease agreements were $60,292 and $72,141 for the three months ended September 30, 2010 and 2009 respectively. Rent expenses under the lease agreements were $178,873 and $187,778 for the nine months ended September 30, 2010 and 2009 respectively.

Future minimum lease payments are as follows:

Year Ending December 31,	Amount
2010	$43,682
2011	180,104
2012	52,530

Total Future Minimum Lease Payments	$276,316

Total base rent payments are charged to expense on the straight line method over the terms of the facility leases that contain defined escalation clause. The Company has recorded deferred lease obligations to reflect the excess of rent expense over cash payments since inception of these leases.

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

NOTE 10 — SUBSEQUENT EVENT:

On October 27, 2010, the Company announced it entered into an Agreement and Plan of Merger with Endologix, Inc. (“Endologix”) whereby a newly formed subsidiary of Endologix will merge with and into the Company. As part of the merger transaction, the Company will receive shares of Endologix’s common stock with a value of $15 million at the closing and up to $39 million upon the achievement of certain milestones.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Nellix, Inc.

Palo Alto, California

We have audited the accompanying balance sheets of Nellix, Inc. (a development stage company) as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended and for the period from March 20, 2001 (date of inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nellix, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and for the period from March 20, 2001 (date of inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 4, certain conditions indicated that Nellix, Inc. may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.

BERGER LEWIS ACCOUNTANCY CORPORATION

San Jose, California

August 11, 2010

NELLIX, INC.

(A Development Stage Company)

BALANCE SHEETS

December 31, 2009 and 2008

	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$4,982,432	$14,243,574
Restricted Cash	120,000	120,000
Prepaid Expenses	75,737	44,878
Deposits	—	44,675
Other Assets	20,458	—

Total Current Assets	5,198,627	14,453,127

PROPERTY AND EQUIPMENT, NET	979,388	1,126,458

OTHER ASSETS:
Long Term Deposits	30,017	30,017
Intangible Asset, Net	85,000	—

Total Other Assets	115,017	30,017

TOTAL ASSETS	$6,293,032	$15,609,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Notes Payable	$5,024,276	$2,428,835
Capital Lease	2,695	2,476
Accounts Payable	886,085	324,792
Accrued Interest	142,815	68,747
Accrued Expenses	627,862	127,793

Total Current Liabilities	6,683,733	2,952,643

LONG-TERM LIABILITIES, NET OF CURRENT PORTION:
Notes Payable	1,683,788	4,396,400
Capital Lease	4,187	7,191
Deferred Rent	35,359	41,004

Total Long-Term Liabilities, Net of Current Portion	1,723,334	4,444,595

Total Liabilities	8,407,067	7,397,238

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stocks: 56,933,711 Shares and Authorized: 55,096,561 and 55,096,561 Shares Issued and Outstanding, Respectively	26,644,252	26,641,371
Common Stocks: Par Value $0.001; 85,000,000 Shares Authorized; 8,248,858 and 5,937,793 Shares Issued and Outstanding, Respectively	253,550	113,416
Additional Paid in Capital	1,051,432	—
(Deficit Accumulated) During the Development Stage	(30,063,269)	(18,542,423)

Total Stockholders’ Equity (Deficit)	(2,114,035)	8,212,364

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,293,032	$15,609,602

The Accompanying Notes are an Integral Part of these Financial Statements.

NELLIX, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

Years Ended December 31, 2009 and 2008 and for the Period

from March 20, 2001 (Date of Inception) to December 31, 2009

	2009	2008	March 20, 2001 (Inception) to December 31, 2009
OPERATING EXPENSES:
Salary and Wages	$4,521,331	$3,976,023	$12,099,031
Development Expenses	3,521,073	3,595,088	10,172,349
Professional Services	665,763	752,223	2,776,922
Depreciation	385,439	295,200	820,134
Travel & Lodging	376,971	434,387	1,135,484
Rent	248,071	239,381	679,724
Marketing & Selling Expenses	159,170	32,884	285,358
Repairs and Maintenance	151,091	137,324	362,366
Shipping and Delivery	105,203	103,692	245,326
Insurance	94,266	85,299	244,487
Utilities	37,114	25,935	81,099
Taxes & Licenses	34,377	33,560	66,696
Office Expenses	35,186	66,246	207,020
Membership Dues	13,694	14,604	34,679
Equipment Maintenance and Rent	10,694	9,550	27,212

Total Operating Expenses	10,359,443	9,801,396	29,237,887

OTHER INCOME (LOSS):
Interest Income	13,775	208,435	778,063
Other Income	6,519	—	6,519
(Loss) on Disposal of Fixed Assets	(4,195)	(407)	(17,531)
Interest Expense	(814,070)	(315,036)	(1,222,601)
Interest Expense Warrants and Beneficial Conversion	(362,632)	—	(362,632)

Total Other Loss	(1,160,603)	(107,008)	(818,182)

Loss Before Provision for Income Taxes	(11,520,046)	(9,908,404)	(30,056,069)
PROVISION FOR INCOME TAXES	800	800	7,200

NET LOSS	$(11,520,846)	$(9,909,204)	$(30,063,269)

The Accompanying Notes are an Integral Part of these Financial Statements.

NELLIX, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended December 31, 2009 and 2008 and for the Period from

March 20, 2001 (Date of Inception) to December 31, 2009

	Convertible Stock			Common Stock
	Shares	Amounts	Stock Issuance Costs	Shares	Amount	Additional Paid In Capital	Stock Issuance Costs	Accumulated Deficit	Total Stockholders Equity
BALANCE, DECEMBER 31, 2007	32,593,702	$14,423,065	$(111,759)	5,631,476	$39,837	$39,896	$(12,501)	$(8,633,218)	$5,745,320
Net Loss	—	—	—	—	—	—	—	(9,909,205)	(9,909,205)
Issuance of Series C 2 Preferred Stock	11,592,384	6,375,318	(6,918)	—	—	—	—	—	6,368,400
Issuance of Series C 3 Preferred Stock	10,766,822	5,920,999	(40,868)	—	—	—	—	—	5,880,131
Series C 3 Preferred Stock, in lieu of Cash Compensation	143,653	79,001	—	—	—	—	—	—	79,001
Issuance of Common Stock	—	—	—	306,317	26	1,277	—	—	1,303
Issuance of Common Stock, in lieu of Cash Compensation	—	—	—	—	274	7,740	—	—	8,014
Employee Stock Based Compensation	—	—	—	—	—	36,867	—	—	36,867
Warrants Issued to Purchased 1,200,152 Preferred Stock	—	—	2,533	—	—	—	—	—	2,533

BALANCE, DECEMBER 31, 2008	55,096,561	$26,798,383	$(157,012)	5,937,793	$40,137	$85,780	$(12,501)	$(18,542,423)	$8,212,364
Net Loss	—	—	—	—	—	—	—	(11,520,846)	(11,520,846)
Recovery of Expense to Issue Stock	—	—	2,883	—	—	—	—	—	2,883
Issuance of Common Stock	—	—	—	2,311,065	2,585	100,807	—	—	103,392
Employee Stock Based Compensation	—	—	—	—	—	36,740	—	—	36,740
Warrants Issued to Purchase 818,285 Preferred Shares in Connection with Bridge Loan	—	—	—	—	—	1,051,432	—	—	1,051,432

BALANCE, DECEMBER 31, 2009	55,096,561	$26,798,383	$(154,129)	8,248,858	$42,722	$1,274,7	$(12,501)	$(30,063,269)	$(2,114,035)

The Accompanying Notes are an Integral Part of these Financial Statements.

NELLIX, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2009 and 2008 and for the Period from March 20, 2001

(Date of Inception) to December 31, 2009

	2009	2008	March 20, 2001 (Inception) to December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(11,520,846)	$(9,909,204)	$(30,063,269)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:
Depreciation and Amortization	385,439	295,200	797,524
Stock Based Compensation	36,740	126,415	200,049
Beneficial Conversion Feature	107,643	—	107,643
Interest Expense from Issuance of Warrants	254,970	—	254,970
Loss on Disposal of Fixed Assets	4,195	407	14,140
(Increase) Decrease in Assets:
Restricted Cash	—	(60,000)	(120,000)
Prepaid Expenses	(30,857)	(11,437)	(75,740)
Deposits	24,217	(44,676)	(50,475)
Increase (Decrease) in Liabilities:
Accounts Payable	561,294	(76,467)	886,085
Accrued Liabilities	500,068	5,697	627,862
Accrued Interest	74,068	68,747	142,815
Accrued Rent	(5,645)	41,004	35,359

Net Cash Used by Operating Activities	(9,608,714)	(9,564,314)	(27,243,037)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment	(227,566)	(480,903)	(1,785,557)
Purchase of Intangible Asset	(100,000)	—	(100,000)

Net Cash Used by Investing Activities	(327,566)	(480,903)	(1,885,557)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Preferred Stock	—	12,296,317	26,719,385
Proceeds from Issuance of Common Stock	103,392	1,303	151,127
Proceeds from Equipment Loan	3,000,000	6,374,287	10,342,524
Payments on Equipment Loan	(2,428,353)	(373,661)	(2,945,642)
Payments on Capital Lease	(2,785)	(2,275)	(6,219)
Fees Related to Issuance of Preferred Stock	2,883	(47,786)	(150,149)

Net Cash Provided by Financing Activities	675,137	18,248,185	34,111,026

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(9,261,143)	8,202,968	4,982,432
CASH AND CASH EQUIVALENTS, Beginning of Year	14,243,575	6,040,607	—

CASH AND CASH EQUIVALENTS, End of Year	$4,982,432	$14,243,575	$4,982,432

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash Paid for Income Taxes	$800	$800	$7,200

Cash Paid for Interest	$739,070	$246,198

The Accompanying Notes are an Integral Part of these Financial Statements.

NELLIX, INC.

(A Development Stage Company)

NOTE 1 — GENERAL INFORMATION:

Business Activity — Nellix, Inc. (the “Company”), is a Delaware corporation located in Palo Alto, California. The Company is addressing a large patient population with difficult to cure aneurysms in the aorta. The solution being developed provides a revolutionary polymer based endograft insertable into and sealing the aneurysm providing protection from rupture. The technology provides a distinct advantage over current therapies.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Accounting — The financial statements of the Company have been prepared on the accrual basis of accounting.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents — Cash and cash equivalents include highly liquid investments and investments with a maturity of three months or less. The Company invests its excess cash in money market funds which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes it is not exposed to any significant risk on cash accounts.

Property and Equipment — Property and equipment are stated at cost. Property and equipment having a useful life of more than one year and a cost greater than $1,000 are capitalized. Maintenance and repairs are expensed as incurred. Property and equipment are being depreciated or amortized utilizing the straight-line method over various estimated useful lives for financial reporting purposes.

Accrued Personal Time Off — Personal time off is accrued for full-time employees. Accrued personal time off represents amounts earned, but not taken as of December 31, 2009 and 2008. The accrued personal time off balance as of December 31, 2009 and 2008 was $107,557 and $64,763, respectively, and is included in accrued expenses.

Income Taxes — Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the depreciation of property and equipment and net operating loss carryovers for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for research tax credits that are available to offset future income taxes.

Stock-Based Compensation — The Company adopted ASC 718-10 (formerly Statement of Financial Accounting Standards (SFAS) No. 123 (Revised 2004), Share Based Payment (Statement 123(R))), which requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award.

ASC 718-10 established accounting and disclosure requirements using a grant date fair value based method of accounting for share-based employee compensation plans. The compensation cost is recognized by the Company over the employee’s requisite service period (vesting period).

The fair value of each option award is estimated on the date of grant using a Black-Scholes-option pricing model that uses assumptions noted in the following table. The Company is unable to reasonably estimate the

NELLIX, INC.

(A Development Stage Company)

expected volatility of the Company’s share price, therefore, the expected volatility is based on the historical volatility of the Company’s industry sector index. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

2009
Expected Volatility	51.0%
Risk Free Interest Rate	2.80%
Expected Life of an Option	5
Expected Dividends	—

Stock, stock options, and warrants for stock issued to nonemployees are accounted for at fair value in accordance with the provisions of ASC 718-10 and Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services. Stock-based awards to nonemployees not immediately vested are subject to periodic revaluation over the vesting terms.

Intangible Asset — A patent acquired during 2009, was purchased for $100,000. The patent will potentially be used in the Company’s endograft design. The patent has a value of $85,000, net of accumulated amortization of $15,000. The patent is amortized using the straight-line basis over the remaining life of the patent. During the year ended December 31, 2009, amortization of the patent was $15,000.

Impairment of Long-Lived Assets — Long-lived assets and intangibles held and used by the Company are reviewed for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable in accordance with ASC 360 10 (formerly Statement of Financial Accounting Standards (“SFAS”) No. 144 Accounting for the Impairment or Disposal of Long Lived Assets). An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying value. Any impairment loss is measured as the excess of carrying value over the fair market value of the asset.

Reclassifications — Certain prior year amounts have been reclassified to conform with current year presentation.

Accounting for Uncertainty in Income Taxes — Effective January 1, 2009, the Nellix, Inc. implemented the new accounting requirements associated with uncertainty in income taxes using the provisions of FASB ASC 740-10 (formerly Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, (FIN 48)). Accordingly, an entity shall initially recognize the financial statement effects of a tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. It also provides guidance for derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of December 31, 2009, the Nellix, Inc. has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Subsequent Events — Management of the Company has evaluated events and transactions subsequent to December 31, 2009 for potential recognition or disclosure in the financial statements. The Company has a subsequent event that required recognition or disclosure in the financial statements for the fiscal year ended December 31, 2009, see Note 13. Subsequent events have been evaluated through the date the financial statements became available to be issued, August 11, 2010.

NELLIX, INC.

(A Development Stage Company)

Recent Accounting Pronouncements -

FASB Accounting Standards Codification — On July 1, 2009, the Financial Accounting Standards Board (FASB) issued FASB Accounting Standards Codification (ASC) 105-10, Generally Accepted Accounting Principles (GAAP) (Codification). ASC 105-10 establishes the exclusive authoritative reference for U.S. GAAP in financial statements, except for SEC rules and interpretive releases, which are also authoritative for SEC registrants. The Codification supersedes all existing non SEC accounting and reporting standards. The Company has included the references to the Codification, as appropriate, in these financial statements.

ASC 820 10 (formerly SFAS No. 157) — In September 2006, the FASB issued ASC 820-10 (formerly SFAS No. 157) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. ASC 820-10 applies under other accounting pronouncements that require or permit fair value measurements. The FASB previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, ASC 820-10 does not require any new fair value measurements. However, for some entities, application of ASC 820-10 will change current practice. In February 2008, the FASB issued ASC 820-10-65-1 (formerly FSP No. 157 2) that defers the effective date of ASC 820-10 for non financial assets and non financial liabilities, except for items that are recognized or disclosed at fair value in financial statements on a recurring basis for fiscal years beginning after November 15, 2008. In addition, the FASB also agreed to exclude from the scope of ASC 820-10 fair value measurements made for purposes of applying ASC 840 (formerly SFAS No. 13, Accounting for Leases), and related interpretive accounting pronouncements. The adoption of ASC 820-10 for financial assets and liabilities did not have a significant impact on the Company’s results of operations, cash flows or balance sheets. The adoption of ASC 820-10 on non financial assets and liabilities, did not have a significant impact on the Company’s results of operations, cash flows or balance sheets.

ASC 825-10 (formerly SFAS No. 159) — In February 2007, the FASB issued ASC 825-10 (formerly SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities) which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of ASC 825-10 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. ASC 825-10 is effective for an entity’s first fiscal year that begins after November 15, 2007. The Company has adopted ASC 825-10 but did not elect to measure any eligible financial instruments at fair value under this guidance.

NOTE 3 — RESTRICTED CASH:

During 2005, the Company purchased a revolving certificate of deposit from Silicon Valley Bank under an agreement with the bank in favor of a credit card company, pursuant to the terms of the credit agreement. The certificate of deposit, in the amount of $120,000, expired on January 23, 2010 and automatically renews for 30 days. The amount is classified as restricted cash on the balance sheet at December 31, 2009 and 2008.

NOTE 4 — DEVELOPMENT STAGE OPERATIONS:

Development stage operations have consisted primarily of the research and development of intellectual properties, recruiting and training personnel, developing markets, and raising capital. Due to the development nature of the Company, the Company sustained substantial losses from operations in the current and previous years. The Company’s ability to continue is dependent on raising additional funds.

The Company is in the process of raising $40-50M for its D financing round to provide funding through 2012, including European commercialization and IDE trials and one year clinical follow-up. Essex is anticipated to contribute an additional $10M in new capital on top of current bridge loans. To date the Company has met

NELLIX, INC.

(A Development Stage Company)

with dozens of potential investors and has approximately six investors in various stages of due diligence. It is meeting with new investors to increase this pool of potential investors. The goal is to complete this financing process in Q4, 2010. To help fund operations until this time, the Company is planning to raise an additional $3.4 million in two tranches by extending the current bridge financing. The proceeds will be used to maintain operations until financing is complete. The board has approved the terms of this bridge loan and the first of two bridge payments for $1.7M is scheduled for August 25, 2010.

NOTE 5 — PROPERTY AND EQUIPMENT:

The cost and related accumulated depreciation of the property and equipment as of December 31, 2009 and 2008 consisted of the following:

	2009	2008
Testing and Demo Equipment	$1,355,833	$1,216,466
Computer Equipment and Software	153,488	143,825
Molds	142,943	70,634
Furniture and Fixture	69,463	75,159
Leasehold Improvement	45,561	45,561

	1,767,288	1,551,645
Accumulated Depreciation	(787,900)	(425,187)

Property and Equipment, Net	$979,388	$1,126,458

Depreciation expense for the year ended December 31, 2009 and 2008 totaled $385,439, and $295,200, respectively.

NOTE 6 — CAPITAL LEASE:

On March 12, 2007 the Company entered into a capital lease for an office copier with Xerox Corporation. The lease term is for 60 months with a fair market value buy-out option at the end of the lease. The monthly principal and interest payments equal $266.92. The cost and accumulated depreciation of the asset acquired under the capital lease as of December 31, 2009 and 2008 was as follows:

	2009	2008
Office Equipment	$13,102	$13,102
Office Equipment — Accumulated Depreciation	(6,333)	(3,712)

	$6,769	$9,390

Future minimum lease payments under the capital lease are as follows:

Year Ending December 31:
2010	$3,203
2011	3,203
2012	1,601
2013	—

Total Future Minimum Lease Payments	8,007
Less Amount Representing Interest at a Rate of 9.0%	(816)

Present Value of Future Minimum Lease Payments	7,191
Less Current Portion	(2,695)

$4,496

NELLIX, INC.

(A Development Stage Company)

NOTE 7 — LONG-TERM DEBT:

Long-term debt as of December 31, 2009 and 2008, consisted of the following:

	2009	2008
July 2007 the Company entered into a $1,500,000 equipment line of credit financing agreement with Venture Lending & Leasing IV and V, Inc., secured by the equipment Venture Lending agrees to accept for funding of the loan draws. The Company may use 10% of the total commitment balance to purchase soft cost items. Each loan draw is a separate 36 month term loan requiring monthly principal and interest payments. Interest is paid at a rate equal to 9.75%. A final principal payment for equipment loans equal to 4.7% for hard cost and 3.7% for soft cost loans of the original principal balance is due on term date.	$480,410	$883,175

On July 23, 2008 the Company entered into lending agreement with Venture Lending & Leasing V, Inc. The initial amount available for lending is $6,000,000 which might be increased to a total of $16,000,000 upon meeting certain requirements related to Series D fund raising. The proceeds may be used to fund further growth of the Company, no restrictions on use. The terms are, interest only payments through December 31, 2008 bearing interest at 1% per month. Thereafter the loan converts to 30 monthly principal and interest payments bearing interest at an annual rate of 9.75%. A final principal payment is due at a rate of 5.345% of the total funded amount. In connection of issuance of debt, the Company granted warrants to purchase Series C shares equal to 3.5% of the commitment, plus 7.5% of amount of debt funded. The fair value of these warrants amounting to $188,147 was recorded as a deferred issuance cost and was included as a discount on debt. The deferred issuance cost will be amortized over the life of the loan.	3,680,833	5,713,822

On July 23, 2008 the Company entered into an equipment line of credit for $1,100,000 of which $100,000 may be used to cover soft costs. The term of the loan is 36 months principal and interest payments, bearing interest at an annual rate of 9.75%. A final principal payment is due at a rate of 4.7% of the total funded amount for hard costs and a rate of 3.7% for soft costs. In connection of issuance of debt, the Company granted warrants to purchase Series C shares equal to 3.5% of the commitment, plus 2% of amount of debt funded. The fair value of these warrants amounting to $34,494 was recorded as a deferred issuance cost and was included as a discount on debt. Deferred issuance cost is being amortized over the life of the loan.	144,436	228,238

On September 28, 2009 the Company entered into a bridge loan subordinated secured convertible promissory note with Essex Woodlands Health Ventures VII, L.P (together with its affiliates entities as Essex may determine “Essex”), and certain existing investors. The initial amount available for lending is $6,000,000. The terms are all unpaid principal, together with an unpaid and accrued interest of 10% per annum are due and payable on August 31, 2010. In connection of issuance of debt, the Company granted warrants to purchase Series C 3 Preferred shares equal to 15% of the amount borrowed. It was determined, that beneficial conversion existed at date of issuance. This resulted in an estimated fair value of $385,910, which has been capitalized as a deferred finance cost included as a discount on debt and is being amortized over the promissory note life of 11 months. During the year ended December 31, 2009, $107,643 was amortized to interest expense in connection with beneficial conversion. The Fair value of the warrants amounting to $442,881 was recorded as a deferred issuance cost and was included as a discount on debt and being amortized over the life of the loan.	$2,402,385	$—

Total Long Term Debt	6,708,064	6,825,235
Current Portion	(5,024,276)	(2,428,835)

Total Long Term Debt, Net of Current Portion	$1,683,788	$4,396,400

NELLIX, INC.

(A Development Stage Company)

Scheduled maturities for the above long term debt are as follows:

Year Ending December 31,	Amount
2010	$5,024,276
2011	1,683,788

Total	$6,708,064

NOTE 8 — PROVISION FOR INCOME TAXES:

The components for the income tax provision consisted of the following:

	2008	2007
Current:
Federal	$—	$—
State	800	800

	800	800

Total Income Taxes	$800	$800

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s deferred tax assets consisted of the following:

	2009	2008
Net Operating Loss Carryovers	$12,047,302	$7,306,600
Research Tax Credits	1,426,458	916,458
Depreciation	(236,719)	(104,475)
Valuation Allowance	(13,237,041)	(8,118,583)

Deferred Tax Assets, Net	$—	$—

The net deferred tax asset and tax research credits have been fully offset by a valuation allowance because, based on the available evidence, management cannot conclude that it is more likely than not that the deferred tax assets will be realized.

As of December 31, 2009 the Company had estimated federal and state net operating loss (the “NOL”), carryforwards of approximately $30,300,000 (Federal) and approximately $29,000,000 (California). The Federal loss carryforwards are allowed to be carried over for 20 years, with expiration at various dates through 2028. California NOLs expire at various dates through 2028.

Due to the “change in ownership” provisions of the Internal Revenue Code, a portion of the Company’s net operating loss carryforwards may be subject to an annual limitation on their utilization against taxable income in future periods. Due to the limitation, the net operating loss carryforwards may expire before ultimately becoming available to reduce future income tax liabilities.

NELLIX, INC.

(A Development Stage Company)

NOTE 9 — CONVERTIBLE PREFERRED STOCK:

The Company as of December 31, 2009 is authorized to issue 591,691 shares of Series A, 9,004,080 shares of Series B, 23,634,989 shares of Series C 1, 12,792,536 shares of Series C 2, and 10,910,475 shares of Series C 3. Preferred Stock, respectively, of which 591,691, 8,957,770, 23,044,241, 11,592,384, and 10,910,475 shares are issued and outstanding as of December 31, 2009.

Series A Funding — On October 30, 2001, the Company sold 591,691 shares at $.03 per share for proceeds totaling $177,507.

Series B Funding — On August 24, 2005, the Company sold 8,957,770 shares at $.36 per share for proceeds totaling $3,224,803.

Series C 1 Funding — On November 22, 2006, the Company sold 23,044,241 shares at $.4871 per share for proceeds totaling $11,020,755

Series C 2 Funding — On February 29, 2008, the Company sold 11,592,384 shares at $.54993 per share for proceeds totaling $6,375,318.

Series C 3 Funding — On October 31, 2008, the Company sold 10,766,822 shares at $.54993 per share for proceeds totaling $5,920,999.

The rights, preferences and privileges of the convertible preferred stock (the “Preferred Stock”) are as follows:

Dividends — Holders of Preferred Stock shall be entitled to receive dividends when and if declared by the Company’s Board of Directors. The right to receive dividends on shares of Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year. Dividends to Preferred Stock, if any, shall be paid prior to payment of any dividends on the Common Stock. Thereafter, Holders of Preferred Stock shall participate pro rata with the Common Stock.

Liquidation Preference — Holders of Preferred Stock shall be entitled to receive a liquidation preference prior to any payment on the Common Stock. Series A Preferred shall receive $.30 per share, Series B Preferred shall receive $.36, Series C 1 shall receive $.54993 per share, Series C 2 shall receive $.54993, and Series C 3 shall receive $.54993 before any Common Stock holders. Thereafter, the remaining assets of the Company, if any, shall be distributed to the holders of Preferred Stock and the holders of Common Stock on a pro rata as converted basis. An acquisition of the Company or a disposition of substantially all its assets shall be treated as a liquidation.

Voting — Holders of Preferred Stock shall vote with the Common Stock on an as converted basis and have other certain separate protective provision voting rights as defined in the Company’s amended and restated Certificate of Incorporation.

Conversion and Anti Dilution — The Preferred Stock shall be convertible into Common Stock on a one for one basis (subject to anti dilution adjustments) at the option of the holder at any time. The Preferred Stock shall automatically convert into Common Stock upon (i) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, at a offering price not less than $1.91 and raising at least $25 million.

NELLIX, INC.

(A Development Stage Company)

Right of First Offer and Co Sale — The Company grants to each significant holder the right of first offer to purchase its pro rata share of new securities. A significant holder pro rata share, for purposes of this right of first offer, is equal to the ratio of the number of shares owned by such significant holder immediately prior to the issuance of new securities.

Restricted Shares — The investors acknowledges that the shares must be held indefinitely unless subsequently registered under the securities act. The Company has no present intention of registering the shares.

NOTE 10 — STOCK OPTION PLAN AND WARRANTS:

The Company’s Stock Plan (the Plan) was adopted by the Company’s Board of Directors during 2001, and amended on November 21, 2006. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide incentive to employees, directors and consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options (“ISOs”) or Nonstatutory Stock Options (“NSOs”), as determined by the Plan administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

The aggregate number of shares that may be issued pursuant to options under the original Stock Plan was 11,534,374 shares. Options under the Plan may be granted for periods of up to ten years, unless optionee at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company, the term of the option shall be 5 years from date of grant. The exercise price for grants to optionee with less than 10% ownership of all classes of stocks shall equal no less than 100% of the fair market value of the shares on the date of grant. For optionee owning more than 10% of the voting power of all classes of stock, the exercise price shall equal no less than 110% of the fair market value per share on the date of grant. Grants to any other service provider shall have a exercise price equal to 85% of the fair market value per share.

To date, ISO’s and NSO’s have been issued and may be exercised at any time after the date of grant for all or any part of the shares subject to the option agreement, except for officers, directors, and consultants. Officers, directors, and consultants, shall exercise options at a rate of no less than 20% per year over 5 years from the date the options are granted. The options vest, as described in the option agreements, over different periods of time which vary from one month to forty eight months; or are vested subject to the achievement of various milestones. A portion of the shares subject to the options vest on the vesting commencement date, which is usually the grant date of the options, and a prorated portion of the options vest each month thereafter, subject to the optionee continuing to be a service provider on such dates. Until the options vest the shares acquired are considered restricted shares and are subject to the Company’s right to repurchase. If the right to repurchase is exercised, the Company shall pay the optionee an amount equal to the exercise price for each of the restricted shares being purchased.

NELLIX, INC.

(A Development Stage Company)

		Outstanding Shares
	Shares Available for Grant	Number of Shares	Weighted Average Exercise Price
Balance at March 20, 2001	—	—	—
Authorized	11,534,374
Granted	(37,679)	37,679	$0.01

Balance at December 31, 2001	11,496,695	37,679	$0.01
Granted	(427,770)	427,770	$0.03
Canceled	18,840	(18,840)	$0.02

Balance at December 31, 2002	11,087,765	446,609	$0.03
Granted	(10,000)	10,000	$0.03

Balance at December 31, 2003	11,077,765	456,609	$0.03

Balance at December 31, 2004	11,077,765	456,609	$0.03
Granted	(1,584,000)	1,584,000	$0.04
Canceled	30,000	(30,000)	$—

Balance at December 31, 2005	9,523,765	2,010,609	$0.04
Granted	(1,405,400)	1,405,400	$0.04
Exercised	—	(250,000)	$0.03
Canceled	15,000	(15,000)	$0.04

Balance at December 31, 2006	8,133,365	3,151,009	$0.04
Granted	(2,894,419)	2,894,419	$0.04
Exercised	—	(833,427)	$0.04
Canceled	75,000	(75,000)	$0.04

Balance at December 31, 2007	5,313,946	5,137,001	$0.04
Granted	(3,653,901)	3,653,901	$0.04
Exercised	—	241,317	$0.04
Canceled	116,826	(116,826)	$0.04

Balance at December 31, 2008	1,776,871	8,915,393	$0.04
Granted	(1,554,319)	1,554,319	$0.05
Exercised	—	(2,584,798)	$0.04
Canceled	632,947	(632,947)	$0.04

Balance at December 31, 2009	855,499	7,251,967	$0.04

The following table provides certain information with respect to stock options outstanding and those exercisable at December 31, 2009.

Weighted Average Exercise Price	Stock Options Outstanding	Weighted Average Remaining Contractual Life	Stock Options Exercisable
$0.03	10,000	3.0	10,000
$0.04	5,683,148	7.9	3,171,107
$0.05	1,558,819	9.4	345,918

The Company stock plan provides for acceleration of exercisable of the options upon the occurrence of certain events relating to change of control of the Company.

In connection with its stock option grants, the Company recorded employee stock based compensation expense of $36,740 and $200,049, respectively, for the year ended December 31, 2009 and for the period from March 20, 2001 (Date of Inception) to December 31, 2009, respectively.

NELLIX, INC.

(A Development Stage Company)

Warrants

In connection with the 7,100,000 equipment financing agreement entered into on July 23, 2008 a warrant to purchase 1,200,152 series C 3 preferred shares at an exercise price of $.5499 was issued to the lender. This warrant is outstanding and exercisable at December 31, 2009 and expires in 10 years. The Company valued the warrant using Black Scholes option pricing model on the grant date, applying an expected life of 2.5 years, risk free rate of 2.80%, an expected dividend yield of zero percent, volatility of 51% and a value of Preferred Stock at $.5499 per share. This resulted in an estimated fair value of $222,641, which has been capitalized as a deferred finance cost and is being amortized over the loan period of 2.5 years. During the year ended December 31, 2009, $131,436 was amortized to interest expense.

In connection with the $6,000,000 subordinated secured convertible promissory note entered into on September 28, 2009 a warrant to purchase 818,285 series C 3 preferred shares at an exercise price of $.01 was issued to the lender. This warrant is outstanding and exercisable at December 31, 2009 and expires in 5 years. The Company valued the warrant using Black Scholes option pricing model on the grant date, applying an expected life of 5 years, risk free rate of 2.80%, an expected dividend yield of zero percent, volatility of 51% and a value of Preferred Stock at $.5499 per share. This resulted in an estimated fair value of $442,881, which has been capitalized as a deferred finance cost and is being amortized over the loan period of 11 months. During the year ended December 31, 2009, $123,533 was amortized to interest expense.

The allocated fair value of the warrants was recorded as additional paid in capital.

NOTE 11 — EMPLOYEE BENEFIT PLAN:

The Company has a salary savings plan, which qualifies under Section 401(k) of the Internal Revenue Code. Under the plan, participating employees may defer up to 90% of their pretax salary, but no more than statutory limits. There were no employer matching contributions for the years ended December 31, 2009 and 2008.

NOTE 12 — OPERATING LEASE COMMITMENTS AND DEFERRED RENT OBLIGATIONS:

The Company leased 7,467 square feet of office space located at 2465B Faber Place, Palo Alto, California under an operating lease that required monthly base rent payments, plus utilities, and triple net expense. The lease expires April 14, 2012. The lease agreement requires the Company to purchase $2,000,000 commercial general liability and property damage insurance policy.

Rent expenses under the lease agreements were $248,071 and $239,381 for the years ended December 31, 2009 and 2008 respectively.

Future minimum lease payments are as follows:

Year Ending December 31,	Amount
2010	$174,728
2011	180,104
2012	52,530

Total Future Minimum Lease Payments	$407,362

Total base rent payments are charged to expense on the straight line method over the terms of the facility leases that contain defined escalation clause. The Company has recorded deferred lease obligations to reflect the excess of rent expense over cash payments since inception of these leases.

NELLIX, INC.

(A Development Stage Company)

NOTE 13 — SUBSEQUENT EVENT:

On March 31, 2010, the Company amended September 28, 2009 bridge loan subordinated secured convertible promissory note with Essex Woodlands Health Ventures VII, L.P (together with its affiliates entities as Essex may determine “Essex”), and certain existing investors. The amendment permits the Company to increase the commitment amount to $10,000,000. The Company received additional bridge loan funding totaling $6,894,766, since year end.

During July 2010, the Company was out of compliance with certain covenants related to WTI growth capital loan. The out of compliance issue could potential cause the lender to place a lien on the intellectual property. At time of release the Company returned to compliance with covenants.

On August 2, 2010, the Company paid off all principal and accrued interest totaling $3,040,328 consists of $118,377 to Venture Lending & Leasing IV and $2,921,951 to Venture Lending & Leasing V respectively for loans issued on September 24, 2007 and July 23, 2008. The Company is now free of covenants associated with WTI growth capital loan.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of Endologix, Inc.’s (the “Company”) merger with Nellix, Inc. (“Nellix”) on December 10, 2010 (the “Merger”) pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of October 27, 2010 (the “Merger Agreement”), by and among the Company, Nellix and the other parties named therein, and reflects the Company’s historical results as adjusted on a pro forma basis to give effect to (a) the Merger and (b) the private placement offering of the Company’s common stock (the “Private Placement Transaction”) contemplated by that certain Securities Purchase Agreement, dated as of October 27, 2010, as amended December 9, 2010 (the “Purchase Agreement”), by and between the Company and Essex Woodlands Health Ventures Fund VII, L.P. (“Essex Woodlands Fund VII”). The estimated adjustments to effect the Merger and the Private Placement Transaction are described in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined balance sheet information reflects the Merger and the Private Placement Transaction as if they occurred on September 30, 2010, and the unaudited pro forma combined statement of operations information for the twelve months ended December 31, 2009 and the nine months ended September 30, 2010 reflect the Merger and the Private Placement Transaction as if they occurred on January 1, 2009.

The unaudited pro forma combined financial information was derived by adjusting the Company’s historical financial statements. The Company’s management believes that the adjustments provide a reasonable basis for presenting the significant effects of the Merger and the Private Placement Transaction. The unaudited pro forma combined financial information is provided for illustrative purposes only and is based upon available information and assumptions that the Company’s management believes are reasonable under the circumstances. The unaudited pro forma combined financial information is not necessarily indicative of what the operating results or financial position of the Company would have been had the Merger and the Private Placement Transaction been completed on the dates indicated, nor are they necessarily indicative of future operating results or financial position. The Company and Nellix may have performed differently had they been combined during the periods presented.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions described in the accompanying notes to unaudited pro forma condensed combined financial information that management believes are reasonable under the circumstances. All known revisions to the purchase price allocations will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (“2010 10-K”). Allocations within the Company’s 2010 10-K may differ from the allocations within this Amendment No. 1 to Current Report on Form 8-K (the “Amended Report”) as the pro forma adjustments in this Amended Report are based on the Nellix balance sheet as of September 30, 2010, whereas the 2010 10-K purchase accounting will be based on the Nellix balance sheet as of December 10, 2010. The establishment of the fair value of consideration for acquisitions requires the extensive use of accounting estimates and management judgment to establish the fair value of consideration, including contingent consideration. The allocation of the purchase price of tangible and identifiable intangible assets acquired and liabilities assumed also requires the extensive use of accounting estimates and management judgment to determine their respective fair values. The purchase price for Nellix was allocated to identifiable tangible and intangible assets acquired and liabilities assumed based on a preliminary estimate of fair values as of December 10, 2010, with any excess being allocated to goodwill. Significant judgment is required in determining the fair values of identifiable intangible assets, certain tangible assets and certain liabilities assumed. Such a valuation requires detailed estimates and assumptions. Management believes the fair values assigned to the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates and resulting purchase price allocations may change if additional information becomes available.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2010

(in thousands)

	Historical		Pro Forma Adjustments (Merger)		Pro Forma Adjustments (Private Placement Transaction)		Pro Forma Combined
	Endologix	Nellix
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,871	$1,219	$120	(A)	$15,000	(H)	$39,210
Restricted cash equivalents	—	120	(120	)(A)			—
Accounts receivable	12,675	—	—				12,675
Other receivables	127	—	—				127
Inventories	7,286	—	—				7,286
Other current assets	429	332	—				761

Total current assets	43,388	1,671	—		15,000		60,059

Property and equipment, net	2,100	812					2,912
Goodwill	4,631	—	11,790	(B)	4,214	(H)	20,635
Intangibles, net	5,050	70	31,305	(C)			36,425
Other assets	178	30					208

Total assets	$55,347	$2,583	$43,095		$19,214		$120,239

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$9,404	$2,110	$(689	)(D)			$10,825
Current portion of long term debt	82	10,676	(10,676	)(D)			82

Total current liabilities	9,486	12,786	(11,365)				10,907
Long-term liabilities:
Long term debt	21	4	(4	)(D)			21
Other long-term liabilities	1,034	28	23,300	(E)			24,362

Total long-term liabilities	1,055	32	23,296				24,383

Total liabilities	10,541	12,818	11,931				35,290

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	26,644	(26,644	)(F)			—
Common stock	50	278	(278	)(F)	3	(H)	56
			3	(G)
Additional paid-in capital	192,652	3,412	(3,412	)(F)	19,211	(H)	232,789
			20,926	(G)
Accumulated deficit	(147,235)	(40,569)	40,569	(F)			(147,235)
Treasury stock, at cost	(661)	—					(661)

Total stockholders’ equity	44,806	(10,235)	31,164		19,214		74,806

Total liabilities and stockholders’ equity	$55,347	$2,583	43,095		19,214		$120,239

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

For the year ended December 31, 2009

(in thousands, except per share date)

	Historical		Pro Forma Adjustments (Merger)		Pro Forma Combined
	Endologix	Nellix
Revenues	52,441	—	—		$52,441
Cost of revenue	13,181	—	—		13,181

Gross profit	39,260	—	—		39,260

Operating expenses:
Research, development and clinical	6,569	—	8,448	(I)	15,017
Marketing and sales	26,483	—	198	(I)	26,681
General and administrative	8,550	—	1,713	(I)	10,263
Salary and Wages	—	4,521	(4,521	)(I)	—
Development Expenses	—	3,521	(3,521	)(I)	—
Professional Services	—	666	(666	)(I)	—
Depreciation	—	385	(385	)(I)	—
Travel & Lodging	—	377	(377	)(I)	—
Rent	—	248	(248	)(I)	—
Marketing and Selling Expenses	—	159	(159	)(I)	—
Repairs and Maintenance	—	151	(151	)(I)	—
Shipping and Delivery	—	105	(105	)(I)	—
Insurance	—	94	(94	)(I)	—
Utilities	—	37	(37	)(I)	—
Taxes & Licenses	—	34	(34	)(I)	—
Office Expenses	—	35	(35	)(I)	—
Membership Dues	—	14	(14	)(I)	—
Equipment Maintenance & Rent	—	12	(12	)(I)	—

Total operating expenses	41,602	10,359	—		51,961

Loss from operations	(2,342)	(10,359)	—		(12,701)

Other income (expense):
Interest income	48	14	—		62
Interest expense	(192)	(1,177)	—		(1,369)
Other income (expense)	52	2	—		54

Total other expense	(92)	(1,161)	—		(1,253)

Net loss	$(2,434)	$(11,520)	—		$(13,954)

Basic and diluted net loss per share	$(0.05)	—	—		$(0.27)

Shares used in computing basic and diluted net loss per share	45,194	—	6,341	(J)	51,535

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

For the nine months ended September 30, 2010

(in thousands, except per share date)

	Historical		Pro Forma Adjustments (Merger)		Pro Forma Combined
	Endologix	Nellix
Revenues	$48,008	—	—		$48,008
Cost of revenue	10,795	—	—		10,795

Gross profit	37,213	—	—		37,213

Operating expenses:
Research, development and clinical	8,039	—	6,089	(I)	14,128
Marketing and sales	23,134	—	159	(I)	23,293
General and administrative	6,957	—	1,194	(I)	8,151
Salary and Wages	—	3,477	(3,477	)(I)	—
Development Expenses	—	2,298	(2,298	)(I)	—
Professional Services	—	574	(574	)(I)	—
Depreciation	—	324	(324	)(I)	—
Travel & Lodging	—	218	(218	)(I)	—
Rent	—	179	(179	)(I)	—
Marketing and Selling Expenses	—	40	(40	)(I)	—
Repairs and Maintenance	—	124	(124	)(I)	—
Shipping and Delivery	—	40	(40	)(I)	—
Insurance	—	40	(40	)(I)	—
Utilities	—	29	(29	)(I)	—
Taxes & Licenses	—	51	(51	)(I)	—
Office Expenses	—	29	(29	)(I)	—
Membership Dues	—	12	(12	)(I)	—
Equipment Maintenance & Rent	—	7	(7	)(I)	—

Total operating expenses	38,180	7,442	—		45,572

Loss from operations	(917)	(7,442)	—		(8,359)

Other income (expense):
Interest income	22	1	—		23
Interest expense	(11)	(3,064)	—		(3,075)
Other income (expense)	(165)	—	—		(165)

Total other expense	(154)	(3,063)	—		(3,217)

Net loss	$(1,071)	$(10,505)	—		$(11,576)

Basic and diluted net loss per share	$(0.02)	—	—		$(0.21)

Shares used in computing basic and diluted net loss per share	48,390	—	6,341	(J)	54,731

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

1. Description of Transaction

On December 10, 2010, the Company completed the Merger pursuant to the terms of the Merger Agreement. As a result of the Merger, Nellix became a wholly-owned subsidiary of the Company.

Upon the closing of the Merger, and in accordance with the terms of the Merger Agreement, the Company issued the Closing Merger Shares (as defined in the Merger Agreement) to the stockholders of Nellix in exchange for the shares of Nellix common stock and preferred stock outstanding immediately prior to the closing of the Merger, other than dissenting shares. In addition, the Company may be required to issue to the Nellix stockholders as contingent consideration additional shares of the Company’s common stock upon the Company’s achievement of certain performance milestones set forth in the Merger Agreement.

Concurrent with the closing of the Merger, and in accordance with the terms of the Purchase Agreement, the Company issued and sold to Essex Woodlands Fund VII, and Essex Woodlands Fund VII purchased from the Company, the Private Placement Shares (as defined in the Purchase Agreement), at purchase price of $4.731 per share, resulting in gross proceeds to the Company of $15,000,000.

2. Basis of Presentation

The unaudited pro forma condensed combined consolidated financial statements, which have been prepared by the Company have been derived from historical consolidated financial statements of the Company and historical financial statements of Nellix.

The unaudited pro forma condensed combined consolidated financial statements were prepared in accordance with Securities and Exchange Commission Regulation S-X Article 11, using the purchase method of accounting based on Accounting Standards Codification (ASC) 805, “Business Combinations”, and are based on the historical consolidated financial statements of the Company and the acquired business lines after giving effect to the shares of the Company’s common stock to be issued by the Company to consummate the Merger, as well as pro forma adjustments.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, “Fair Value Measurements,” as of the acquisition date and that the fair value of acquired in-process research and development be recorded on the balance sheet regardless of the likelihood of success as of the acquisition date. In addition, ASC 805 establishes that the consideration transferred be measured at the closing date of the asset acquisition at the then-current market price, which may be different than the amount of consideration assumed in these unaudited pro forma condensed combined consolidated financial statements.

ASC 820, as amended, defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

ASC 820, as amended, as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, the Company may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect the Company’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the purchase method of accounting, the assets acquired and liabilities assumed will be recorded as of the completion of the asset acquisition, primarily at their respective fair values and added to those of our company. Financial statements and reported results of operations of the Company issued after completion of the Merger will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of Nellix.

Under ASC 805, acquisition-related transaction costs (i.e., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges impacting the target company are expensed in the period in which the costs are incurred.

3. Accounting Policies

Following the consummation of the Merger, we are performing a detailed review of Nellix’s accounting policies. As a result of that review, it may become necessary to conform the combined company’s financial statements to be consistent with those accounting policies that are determined to be more appropriate for the combined company. The unaudited pro forma condensed combined consolidated financial statements do not assume any differences in accounting policies.

4. Preliminary Purchase Price Determination

The following is a preliminary estimate of consideration expected to be transferred to effect the Merger:

The total estimated consideration is $48.4 million.

Initial consideration for completion of merger	$25.1
Discounted consideration for contingent payments	23.3

Total purchase consideration	$48.4

Contingent Merger Consideration

In addition to the initial consideration, the former stockholders of Nellix may receive additional shares of common stock upon the Company’s achievement of certain performance milestones, provided that the Company achieves such performance milestones prior to the expiration of one of Nellix’s significant patents (the “Earn-Out Period”). These payments are collectively referred to as the “Contingent Payments” and such shares are collectively referred to as the “Contingent Merger Shares.”

OUS Milestone

In the event that the Company’s sales of one of Nellix’s products (the “Nellix Product”) outside of the United States exceed $10,000,000 within a certain time period following the Company’s receipt of CE mark approval for the Nellix Product (the “OUS Milestone”), the Company will issue additional shares of its common stock to the former Nellix stockholders. The dollar value of the shares of common stock to be issued upon achievement of the OUS Milestone ranges from a high of $24,000,000 if the OUS Milestone is achieved within eight months following receipt of CE mark approval, to a low of $10,000,000 if the OUS Milestone is achieved in any twelve-month period more than six years following receipt of CE mark approval. For example, if the Company achieves the OUS Milestone during any consecutive twelve-month period ending after the one year anniversary of CE mark approval, but on or prior to the three year anniversary of CE mark approval, the Company will issue a number of additional shares of common stock with a dollar value equal to $20,000,000. The price per share of the shares of common stock to be issued upon achievement of the OUS Milestone will be equal to the average per share closing price of the Company’s common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the fifth trading day immediately preceding the date on which the OUS Milestone is achieved, subject to a floor of $3.50 and a ceiling of $7.50. The maximum aggregate number of shares of common stock issuable to the Nellix stockholders if the OUS Milestone is achieved is 6,857,142.

PMA Milestone

In the event that the Company receives approval from the FDA to sell the Nellix Product in the United States (the “PMA Milestone”), the Company will issue additional shares of its common stock to the former stockholders of Nellix. The dollar value of the shares of common stock to be issued upon achievement of the PMA Milestone will be equal to $15,000,000 (less the dollar value of certain cash payments and other deductions). The price per share of the shares of the common stock to be issued upon achievement of the PMA Milestone will be equal to the average per share closing price of the common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the fifth trading day immediately preceding the date on which the Company receives approval from the FDA to sell the Nellix Product in the United States, subject to a stock price floor of $4.50 per share, but not subject to a stock price ceiling. The maximum aggregate number of shares of common stock issuable to the Nellix stockholders if we achieve the PMA Milestone is 3,333,333.

Acceleration of Contingent Payments

In the event that prior to the expiration of the Earn-Out Period, the Company undergoes a Change of Control (as defined in the Merger Agreement), the Company is obligated to issue all then unissued Contingent Merger Shares due upon the achievement of the OUS Milestone and the PMA Milestone, whether or not the Company is then using or commercializing the Nellix Product, unless the Company has abandoned the technology and intellectual property related to the Nellix Product for clinical safety or efficacy reasons.

Management has preliminarily estimated the probabilities of success for the above milestones, and has taken into account the probability of a Change of Control. On the basis of this analysis, the value of contingent merger consideration is discounted.

5. Preliminary Allocation of Consideration Transferred

The estimated consideration of $48.4 million was allocated to the net tangible and intangible assets acquired and liabilities assumed based on their fair values as follows (in millions):

Cash and Cash Equivalents	$1.3
Other current Assets	0.3
Identifiable Intangible Assets	31.3
Fixed Assets	0.8
Other Assets	0.1
Accounts Payable and Accrued Expenses	(1.4)
Goodwill	16.0

Total purchase consideration	$48.4

Of the total consideration, the Company allocated $31.3 million to identifiable intangible assets that are not yet being amortized as they are considered to be in-process research and development (“IPR&D”), which when completed will begin to be amortized over its estimated useful life. The Company expects to utilize the straight line method of amortization for the IPR&D when completed. This allocation is preliminary and is based on the Company’s estimates. The amount ultimately allocated to intangible assets may differ materially from this preliminary allocation.

The fair value of the identified intangible assets was estimated by performing a discounted cash flow analysis using the “income” approach. This method includes a forecast of direct revenues and costs associated with the respective intangible assets and charges for economic returns on tangible and intangible assets utilized in cash flow generation. Net cash flows attributable to the identified intangible assets are discounted to their present value at a rate commensurate with the perceived risk. The projected cash flow assumptions considered contractual relationships, customer attrition, eventual development of new technologies and market competition.

Assumptions used in forecasting cash flows for each of the identified intangible assets included consideration of the following:

•	Historical performance including sales and profitability.

•	Business prospects and industry expectations.

•	Estimated economic life of asset.

•	Development of new technologies.

•	Acquisition of new customers.

•	Attrition of existing customers.

•	Obsolescence of technology over time.

The factors that contributed to a purchase price resulting in the recognition of goodwill include:

•	The Company’s belief that the Merger will create a more diverse medical device company with expansive offerings which will enable the Company to expand its product offerings.

•

The Company’s belief that it and Nellix are each committed to improving cost structures and that the Company’s and Nellix’s combined efforts after the Merger should result in a realization of cost savings and an improvement of overall efficiencies.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

6. Pro Forma Adjustments

Pro forma adjustments reflect those matters that are a direct result of the Merger, which are factually supportable and, for pro forma adjustments to the pro forma condensed combined consolidated statement of operations, are expected to have continuing impact. The pro forma adjustments are based on preliminary estimates which may change as additional information is obtained.

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(A)	Pursuant to the Merger Agreement, the cash held by Nellix at the time of the Merger was used to buy additional shares of the Company’s common stock.

(B)	Goodwill represents the excess of purchase price over the fair value of Nellix’s net assets, including identifiable intangible assets, acquired in the Merger. Goodwill to be recorded in connection with the Merger may differ from the amount presented here as management obtains all information that it has arranged to obtain and that is known to be available, and adjusts the allocation of purchase price accordingly and because the purchase price accounting will be based on the Company’s stock price at the closing of the Merger.

(C)	Portions of the purchase price are expected to be allocated to indefinite IPR&D which was identified by the Company’s management and has been valued on a number of factors in a preliminary appraisal. The pro forma adjustment amounts reflect the Company’s management’s preliminary estimates of the fair values of assets to be acquired and liabilities to be assumed at the date of the Merger.

(D)	Pursuant to the Merger Agreement, Nellix used proceeds from the Merger to pay off all debt, including accrued interest.

(E)	Represents the estimated discounted value of future contingent payments related to the Merger Agreement. These estimates are preliminary because the Company’s management has not yet obtained all of the information that it has arranged to obtain and that is known to be available.

(F)	The pro forma adjustments represent the elimination of Nellix’s stockholders equity accounts.

(G)	The value of shares of the Company’s common stock issued at the closing of the Merger, based on $6.06 per share, which represents the closing price of the Company’s common stock on December 10, 2010, the date of closing of the Merger.

(H)	The pro forma adjustments represent the Private Placement Transaction whereby the Company sold 3,170,577 shares of its common stock at a price of $4.731 per share on December 10, 2010 to Essex Woodlands Fund VII for total aggregate consideration of $15,000,000. The difference between the closing price of the Company’s common stock on December 10, 2010 of $6.06 per share and the purchase price of $4.731 per share, a total of $4,214,000, was traded as additional purchase consideration.

(I)	To reclassify Nellix accounts to conform with our captions.

(I)	The weighted average number of shares is based on the Company’s historical weighted average shares outstanding and increased to give effect to the issuance of approximately 6,370,000 shares in connection with the Merger and the Private Placement Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: January 10, 2011	/s/ ROBERT J. KRIST
Robert J. Krist
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Berger Lewis Accountancy Corporation, independent accountants.